UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2020
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Jefferies Financial Group Inc.
(Exact name of registrant as specified in charter)
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New York	001-05721	13-2615557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-460-1900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	JEF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As of October 14, 2020, Jefferies Financial Group Inc. (“Jefferies”) has repurchased approximately 5.1 million shares at an average price of $19.57 per share or approximately $100.3 million during the current fiscal quarter under a previously announced common share repurchase program. Jefferies currently has authority from its Board of Directors to repurchase up to $149.7 million in additional common shares.

As of today’s close of business, Jefferies has 254.1 million issued and outstanding common shares, or 277.9 million outstanding common shares on a fully diluted basis. Outstanding common shares on a fully diluted basis, a non-GAAP measure, consist of outstanding common shares plus approximately 23.7 million shares primarily from vested restricted stock units (“RSUs”) and the target number of RSUs issuable under Jefferies’ senior executive compensation plans (fully diluted shares exclude preferred shares as they are antidilutive). A reconciliation from outstanding common shares to outstanding common shares on a fully diluted basis is as follows (in millions):

Outstanding common shares (GAAP)	254.1
Restricted stock units	22.6
Other	1.1
Outstanding common shares on a fully diluted basis (non-GAAP)	277.9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
	Name:	Michael J. Sharp
	Title:	Executive Vice President and
General Counsel

Date: October 14, 2020